Pioneer Power Solutions, Inc. 8-K

Exhibit 10.1

Termination Agreement

This Termination Agreement (the “Agreement”) is made as of June 3, 2022, by and between CleanSpark, Inc., a Nevada corporation (“CleanSpark”) and Pioneer Power Solutions, Inc., a Delaware corporation (“Pioneer”), each a Party (“Party,” collectively the “Parties”).

Recitals

WHEREAS, CleanSpark and Pioneer entered into a Distribution Agreement, date as of May 31, 2021 (the “Distribution Agreement”) that provided for Pioneer appointing CleanSpark as its exclusive distributor of certain switchgear, transfer switches and other related products manufactured by Pioneer and its subsidiaries (the “Products”);

WHEREAS, both Parties now wish to mutually terminate the Distribution Agreement, and all other previous agreements between the Parties that they may have had, whether in writing or made verbally; and

THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Terms and Conditions

1.	Termination. The Parties mutually agree to terminate the Distribution Agreement, and all other previous agreements between the Parties that they may have had, whether in writing or made verbally, except for the obligations set out in this Agreement, upon signature of this Agreement. Nothing in this clause terminates the outstanding obligations of each Party set forth herein as consideration for the termination.
2.	UL Files.
a.	All UL Files, as listed on Exhibit A, owned or controlled by CleanSpark or its subsidiaries (including labels and any other related documentation/information for the Products) shall be transferred to Pioneer within ten (10) business days of the execution of this Agreement.
b.	CleanSpark will assist Pioneer in the transfer of the UL Files. Pioneer shall be responsible for all costs and administration of the transfer.
3.	Outstanding Obligations.
a.	As of May 3, 2022, $1,338,810 in total Purchase Orders (“POs”) remained open between the parties. Of these open POs, CleanSpark has advanced Pioneer a total of $520,141.06 under the terms of the Distribution Agreement.

b.	Pioneer hereby releases CleanSpark from any further liabilities due under the Distribution Agreement, including future amounts due of $565,609.44 and certain accounts payable invoices $253,059.02 listed on Exhibit B.
c.	Pioneer will assume the responsibility of billing and collecting payment from Enchanted Rock Electric, LLC, a third party and mutual client of both Parties for all open sales orders amounts in the amount of $1,108,971.00 under its outstanding agreements for Products that have or will be manufactured by Pioneer.
d.	Pioneer shall return all of CleanSpark’s deposits in the amount of $248,896.06 (Deposits already paid to Pioneer in the amount of $520,141.06 minus deposits held by CleanSpark in the amount of $182,745 and minus $88,500 previously collected by CleanSpark) by the earlier of the following dates:
i.	within 35 days of Pioneer shipping the units associated with the PO of the Product; or
ii.	August 31, 2022.
4.	Transfer of Service Contracts and Assumption of Liability. CleanSpark shall transfer the services and maintenance agreements and associated rights and liabilities it has related to switchgear products manufactured by Pioneer. Pioneer shall assume all liability and responsibility for all claims of the Product including, but not limited to, all repairs, defects, and warranty liability of the Products that were previously manufactured by Pioneer and then distributed or sold by CleanSpark.

5.	Release. The Parties will agree to and sign a separate release (the “Release Agreement”) included as Exhibit C.

6.	Reserved.

7.	Non-Disparagement. The Parties agree to refrain from making any statements (or causing or authorizing any statements to be made), in public or private, that are disparaging, derogatory or which may tend to injure the reputation or business of any Party to this Agreement or their respective current or former trustees, directors, employees, control persons, officers, managers, members, partners, representatives, shareholders, agents, subsidiaries, predecessors, successors, affiliates, spouses, beneficiaries and related entities.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its provisions concerning the applicability of the laws of other jurisdictions.

9.	Waiver. A Party’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement.

10.	Attorney’s Fees. The prevailing party in any action brought under this Agreement shall be entitled to its reasonable attorney’s fees and costs.

11.	Severability. In the event any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of the Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.	Entire Agreement. This Agreement contains the entire Agreement between CleanSpark and Pioneer relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements between the parties relating to the subject matter hereof. This Agreement may be modified or amended only by mutual written consent of the parties.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

CleanSpark, Inc.
Signature:	/s/ Zach Bradford
Print Name:	Zach Bradford
Title:	Chief Executive Officer
Date Signed:	6/3/2022
Notice Address:	2370 Corporate Circle, Suite 160 Henderson, NV 89074 Attention: General Counsel

Pioneer Power Solutions, Inc.
Signature:	/s/ Nathan Mazurek
Print Name:	Nathan Mazurek
Title:	Chief Executive Officer
Date Signed:	6/3/2022
Notice Address:	400 Kelby Street, 12th Floor Fort Lee, NJ

Exhibit A

PIONEER CEP FILES:
LABEL PART NUMBER	FILE	CCN	CATEGORY NAME	STANDARD	VOL	DETAIL			PARTY SITE
(PCEP REORDER ITEM)

0050-3-3	E21636	CYIV	CABINETS & CUTOUT BOXES	UL 50	VOL. 1	TYPE 1	INDOOR	TYPE L	3103347
UL LISTED CUTOUT BOX 53209			HINGED COVER	12th Ed		TYPE 12	DUST TIGHT
				9/4/2007		TYPE 3R	RAINPROOF
						TYPE 4/4X	WATER TIGHT

	E21637	BGUZ	BOXES, JUNCTION AND PULL	UL 50	VOL. 1	TYPE 1	INDOOR	TYPE R	3103347
			CONTROL# 231J	12th Ed		TYPE 3R	RAINPROOF
9/4/2007

0067-S1036	E153825	QEUY	PANELBOARDS	UL 67	VOL. NJ	SIEMENS			767529
UL LISTED CLASS CTL PNLBRD				12th Ed	VOL. GE	GE			3103347
				3/18/2009	VOL. GE1	GE			3103347

805	E154286	WEVZ	SWITCHBOARDS, DEAD-FRONT	UL 891	VOL. 1		RAINPROOF		3103347
UL LISTED DFSB UL#S2801				11th Ed	VOL. G	SIEMENS	RAINPROOF		767529
7/26/2005

	E174525	NITW	INDUSTRIAL CONTROL PANELS	UL 508A	VOL. 1		INDOOR		3103347
		NITW7	ICP CERTIFIED FOR CANADA	2nd Ed
12/20/2013

Formerly: PACIFIC POWER SYSTEMS INTEGRATION INC: (SPRING)
NOW PCEP	E151647	WIQG	SWITCHES, LOAD INTERRUPTER	C37.58 2003	VOL. 1
			AND ISOLATING, OVER 1000V	C37.57 2003	SEC. 1	SQD	HVL 15KV
			(METAL ENCLOSED 5KV, 15KV)	C37.20.3 2001	SEC. 2	SQD	Minibreak 5KV
			INTERRUPTER SWITCHGEAR		VOL. IC	COMPONENTS

	E151648	DLAH	CIRCUIT BREAKERS AND	C37.20.2 1999		GE/POWELL
			METAL-CLAD SWITCHGEAR	C37.54 2002
			OVER 1000 V (5KV , 15KV)	C37.55 2002
C37.20.6 2007
C37.013A 2007
MFR & BREAKERS CAT NO.
	E151649	WUTZ	POWER CIRCUIT BREAKERS	UL 1558	VOL. 1	GE	AKR-9F	AKRU-6D
			LOW VOLTAGE METAL ENCLOSED		4000A Sec.1	SIEMENS	RL-3200	RL-800
			METAL ENCLOSED SWITCHGEAR			Need add Eaton

	E98719	WEVZ	SWITCHBOARDS, DEAD-FRONT	UL 891	VOL. 1
					VOL. 2	GE	E21887
					VOL. WH	EATON	E8753
					VOL. G	SIEMENS	E22578

Formerly: POWER SYSTEMS SOLUTIONS, Now PIONEER CRITICAL POWER INC.
MANUFACTURER: PCEP	E228118	NITW	INDUSTRIAL CONTROL PANELS	UL508A	VOL. 1
NITW7

	E257656	DLAH	CIRCUIT BREAKERS AND	C37.20.2 1999	VOL.1	SEC. 1	ABB TYPE AA
			METAL-CLAD SWITCHGEAR	C37.54 2002		SEC. 2	EATON TYPE VCPW
			OVER 1000 V (15KV MAX.)	C37.55 2002		SEC. 3	POWELL TYPE VB1
				C37.20.6 2007		SEC. 4	SQD TYPE V5D OR V3D
				C37.013A 2007		SEC. 5	SIEMENS TYPE GMSG

	E312973	WEVZ	SWITCHBOARDS, DEAD-FRONT	UL 891	VOL. 1	SEC. 1

	E478842	WPWR	AUTOMATIC TRANSFER SWITCHES	UL1008	VOL. 1	SEC. 1	EATON TYPE MDS
		WPWR7	FOR USE IN EMERGENCY SYSTEMS

Exhibit B

	Expected Future Billings	Full PO Amount	Amount Paid	Current A/P balance	Sales order #	Sales Order Amount	Deposits Collected	Amount Invoiced	Invoice Status	Amount to be invoiced
PO1771	$ 56,544.21	$188,480.70	$56,544.21	$75,392.28	SO494	$194,310.00				$194,310.00
PO1785	$ 44,067.01	$232,735.01	$188,668.00		SO508	$239,933.00		$88,500.00	Paid	$151,433.00
PO1801	$ 96,366.41	$318,505.32	$ 95,202.39	$126,936.52	SO613	$328,356.00				$328,356.00
PO1802	$ 38,047.67	$126,825.56	$ 38,047.67	$50,730.22	SO614	$130,748.00				$130,748.00
PO1803	$ 54,842.15	$78,345.93	$ 23,503.78		SO615	$80,769.00				$80,769.00
PO1804	$ 275,741.99	$393,917.00	$118,175.01		SO620	$406,100.00	$182,745.00			$223,355.00

	$ 565,609.44	$1,338,809.52	$520,141.06	$253,059.02		$1,380,216.00	$182,745.00	$ 88,500.00		$1,108,971.00

EXHIBIT C

RELEASE AGREEMENT

This Release Agreement, dated as of June 3, 2022 (the "Release Agreement"), between Pioneer Power Solutions, Inc., a Delaware corporation, having its principal place of business at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024 ("Pioneer"), and CleanSpark, Inc., a Nevada corporation, having its principal place of business at 2370 Corporate Circle, Suite 160, Henderson, Nevada 89074 ("CleanSpark," and together with Pioneer, the "Parties," and each, a "Party").

WHEREAS, the Parties have entered into a Distribution Agreement, dated as of May 31, 2021 (the "Agreement");

WHEREAS, the Parties have entered into a Termination Agreement, dated as of June 3, 2022 (the "Termination Agreement"); and

WHEREAS, under the terms of the Termination Agreement, the Parties are required to execute and deliver this Release Agreement.

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Mutual Release.

(a)           In consideration of the covenants, agreements and undertakings of the Parties under the Termination Agreement and this Release Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, Affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, "Releasors") hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, Affiliates, employees, officers, directors, shareholders, members, agents, Representatives, permitted successors, and permitted assigns (collectively, "Releasees") of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, "Claims"), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Release Agreement arising out of or relating to the Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of the Termination Agreement or this Release Agreement.

(b)           Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 1, and which, if known at the time of signing this Release Agreement, may have materially affected this Release Agreement and such Party's decision to enter into it and grant the release contained in this Section 1. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Section 1, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

2.            Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)           It has the full right, corporate power, and authority to enter into this Release Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b)           The execution of this Release Agreement by the individual whose signature is set out at the end of this Release Agreement on behalf of such Party, and the delivery of this Release Agreement by such Party, have been duly authorized by all necessary [corporate] action on the part of such Party.

(c)           This Release Agreement has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

(d)           It (i) knows of no Claims against the other Party relating to or arising out of the Agreement that are not covered by the release contained in Section 1 and (ii) has neither assigned nor transferred any of the Claims released herein to any Person and no Person has subrogated to or has any interest or rights in any Claims.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN, IN SECTIONS 2, 3, 4, AND 7 OF] THE TERMINATION AGREEMENT AND IN THIS SECTION 2 OF THIS RELEASE AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS RELEASE AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 2.

3.            Miscellaneous.

(a)           Any notices, requests, consents, claims, demands, waivers, summons, or other legal process, or similar types of communications hereunder (each, a "Notice") must be in writing and addressed to the relevant Party at the address set out on the first page of this Release Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 3(a)). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) on receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 3(a).

(b)           This Release Agreement and all matters arising out of or relating to this Release Agreement are governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the conflict of laws provisions of such State. Any legal suit, action, or proceeding arising out of or relating to this Release Agreement must be instituted in the federal courts of the United States of America or the courts of the State of Nevada, in each case located in the City of Las Vegas and County of Clark, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by certified mail in accordance with Section 3(a) will be effective service of process for any suit, action or other proceeding brought in any such court.

(c)           This Release Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party.

(d)           Neither Party may assign, transfer, or delegate any or all of its rights or obligations under this Release Agreement without the prior written consent of the other party; provided, however, that either Party may assign this Release Agreement to an Affiliate, a successor-in-interest by consolidation, merger or operation of law, or to a purchaser of all or substantially all of the Party's assets. No assignment will relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer, or other conveyance in violation of the foregoing will be null and void. This Release Agreement will inure to the benefit of and be binding on each of the Parties and each of their respective permitted successors and permitted assigns.

(e)           This Release Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Release Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Release Agreement.

(f)            For purposes of this Release Agreement, (i) the words "include," "includes" and "including" are deemed to be followed by the words "without limitation;" (ii) the word "or" is not exclusive; (iii) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Release Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. The Parties drafted this Release Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(g)           The headings in this Release Agreement are for reference only and do not affect the interpretation of this Release Agreement.

(h)           If any term or provision of this Release Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Release Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i)            This Release Agreement is the sole and entire agreement of the Parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.

(j)            Except as expressly set out in the second sentence of this Section 3(j), this Release Agreement benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this Release Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Release Agreement. The Parties hereby designate all Releasees as third-party beneficiaries of Section 1, having the right to enforce such Section.

IN WITNESS WHEREOF, the Parties have executed this Release Agreement as of the date first written above.

CleanSpark, Inc.
Signature:	/s/ Zach Bradford
Print Name:	Zach Bradford
Title:	Chief Executive Officer
Date Signed:	6/3/2022
Notice Address:	2370 Corporate Circle, Suite 160 Henderson, NV 89074 Attention: General Counsel

Pioneer Power Solutions, Inc.
Signature:	/s/ Nathan Mazurek
Print Name:	Nathan Mazurek
Title:	Chief Executive Officer
Date Signed:	6/3/2022
Notice Address:	400 Kelby Street, 12th Floor Fort Lee, NJ